UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

 Hudson Global, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of the Americas, 12th Floor, New York, New York 10019

 (Address of principal executive offices, including zip code)

(212) 351-7300

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2015, Hudson Global, Inc. (the “Company”) and Neil J. Funk, the Vice President, Internal Audit of the Company, entered into an Executive Agreement (the “Separation Agreement”) pursuant to which Mr. Funk’s employment with the Company will cease on October 31, 2015. Until October 31, 2015, Mr. Funk’s employment duties and responsibilities, as well as his compensation and benefits, will continue as provided in the Executive Employment Agreement entered into between the Company and Mr. Funk on January 26, 2012 and previously filed with the Securities and Exchange Commission, which is superseded by the Separation Agreement.

Under the Separation Agreement, Mr. Funk agrees to serve as a consultant to the Company in the role of Internal Audit, Enterprise Risk and Controls Consultant from November 1, 2015 through February 28, 2017, subject to extension, provided that Mr. Funk may terminate the Separation Agreement at any time prior to the expiration of the term by providing at least 60 days’ advance notice of termination to the Company. In consideration for his services as Internal Audit, Enterprise Risk and Controls Consultant, the Company will pay Mr. Funk a consulting fee of $60,000 per year, or a total of $80,000 for the term. The consulting fee is payable over the term of the Separation Agreement.

Pursuant to the Separation Agreement, the Company will provide Mr. Funk with certain payments and benefits, provided that Mr. Funk executes and does not revoke a form of general release of claims against the Company. The Company will pay Mr. Funk $375,000 in a lump sum payment on the first day of the seventh (7th) month following the month in which Mr. Funk’s employment with the Company terminates, and less such taxes and other deductions required by applicable law. If Mr. Funk elects to exercise his rights to continue group medical and dental plan coverage for a limited period within the statutorily prescribed time period, and Mr. Funk pays an amount equal to an active employee’s share of the premium for such group medical and dental plan coverage, then the Company will waive the remaining COBRA continuation premium for the 12-month period following October 31, 2015. The Company will also pay or reimburse Mr. Funk for up to $15,000 of fees and expenses of advisors engaged by Mr. Funk to advise him on matters relating to the computation of benefits due and payable to him, provided that Mr. Funk uses such services by May 1, 2016.

The Separation Agreement contains certain restrictive covenants of Mr. Funk in favor of the Company, including covenants generally prohibiting Mr. Funk, during the period ending on the later of the 12-month period following October 31, 2015 or the end of Mr. Funk’s consulting arrangement with the Company, from soliciting certain current or prospective clients of the Company or its subsidiaries and from soliciting for employment or hiring any individual who was employed by the Company or any of its subsidiaries as of October 31, 2015.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

(10.1)	Executive Agreement, dated as of October 2, 2015, between Hudson Global, Inc. and Neil J. Funk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date: October 7, 2015	By:	/s/ Stephen A. Nolan
Stephen A. Nolan
Chief Executive Officer

HUDSON GLOBAL, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number

(10.1)	Executive Agreement, dated as of October 2, 2015, between Hudson Global, Inc. and Neil J. Funk.